UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 03, 2017

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

Incoming subsidiary
Experience Art and Design is pleased to confirm the 2016 mark-to-market year-end asset valuation of the incoming assets was in excess of $10 million dollars.  Transfer of control of EXAD is slated to take place after the close of trading on Friday January 6, 2017.

Metropolitan Dry Cleaners
Experience Art and Design filed the paperwork with the State of Florida last week for Metropolitan Dry Cleaners LLC’s merger. This action item is expected to complete over the next few business days.  Once the merger is complete an audit will be performed on the combined / merged entity: Metropolitan Dry Cleaners Inc. It is estimated the audit on the merged entity should take two weeks or less to complete.

The record date for shareholders to receive dividends in Metropolitan Dry Cleaners will be announced shortly and will take place along with a name and ticker change for the merged entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.

DATE: January 3, 2017	/s/Derrick Lefcoe
Derrick Lefcoe
Chief Executive Officer